UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
May 27, 2011

VOYAGER OIL & GAS, INC.
(Exact name of registrant as specified in its charter)

Montana	0-50848	77-0639000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2718 Montana Ave., Suite 220
Billings, MT 59101
(Address of principal executive offices, including zip code)

(406) 245-4902
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

Voyager Oil & Gas, Inc. (the “Company”) is filing this Amendment No. 1 on Form 8-K/A to the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on June 2, 2011 (the “Original Report”), to disclose the decision of the Board of Directors of the Company (the “Board”) regarding how frequently to have a stockholder advisory vote on executive compensation.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

As previously disclosed in the Original Report, at the 2011 Annual Meeting of Stockholders held on May 27, 2011, a majority of votes cast by the Company’s stockholders voted, on an advisory non-binding basis, to hold an advisory non-binding vote on executive compensation every three years.  Consistent with this recommendation by the Company’s stockholders, the Board has determined that the Company will hold an advisory non-binding stockholder vote on executive compensation every three years until the next vote on the frequency of the stockholder advisory vote on executive compensation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOYAGER OIL & GAS, INC.

Date: October 11, 2011	By:	/s/ Mitchell R. Thompson
Mitchell R. Thompson
Chief Financial Officer